Exhibit 32(a)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Garry O. Ridge, Chief Executive Officer of WD-40 Company (the “Company”), have reviewed the Quarterly Report on Form 10-Q of the Company for the quarter ended February 29, 2008 (the “Report”). For purposes of Section 1350 of Title 18, United States Code, I certify that to the best of my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 9, 2008

/s/ GARRY O. RIDGE
Garry O. Ridge
President and Chief Executive Officer